PROVIDENT AMERICAN CORPORATION                                       EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE

(In thousands except per share data)                                          Twelve Months Ended December 31
                                                                                    1999           1998              1997
----------------------------------------------------------------------------------------------------------------------------
Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                     (46,601)       ($12,410)         (18,573)
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES:
   Common stock                                                                    12,260          10,331           10,090
   Common stock equivalents applicable to stock options and warrants                 *               *                *
----------------------------------------------------------------------------------------------------------------------------

      Total                                                                        12,260          10,331           10,090
----------------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS (LOSS) PER SHARE:                                                  (3.80)      $   (1.20)           (1.84)
----------------------------------------------------------------------------------------------------------------------------




Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                     (46,601)      $ (12,410)         (18,573)
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES:
   Common stock                                                                    12,260          10,331           10,090
   Common stock equivalents applicable to stock options and warrants                 *                                *
----------------------------------------------------------------------------------------------------------------------------

      Total                                                                        12,260          10,331           10,090
----------------------------------------------------------------------------------------------------------------------------

FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                            (3.80)      $   (1.20)           (1.84)
----------------------------------------------------------------------------------------------------------------------------

   * Anti-dilutive; therefore effects have been excluded.